EXHIBIT 10.19

                             JOINT VENTURE AGREEMENT
                 (Joint Venture Entity With Exclusive Territory)

BETWEEN THE  UNDERSIGNED:

Ocean Power Corporation established and governed under the laws of the State of Delaware (USA) (hereinafter referred to as OPC) and maintaining its principal place of business and headquarters at 5000 Robert J. Mathews Parkway, El Dorado Hills, California, USA.

ON THE ONE HAND, AND:

Caribbean Water & Power, Inc. (hereinafter referred to as "Affiliate") and maintaining its principal place of business and headquarters at East Bay Centre, Suite B66; Nassau, Bahamas

ON THE OTHER HAND,

         WHEREAS, OPC has enhanced and/or integrated various existing technologies for the purpose of creating water and power production equipment and systems, and is developing new systems, sub-systems and technologies for creating water and power production equipment and systems, and

         WHEREAS, Affiliate desires to own and operate integrated water/power production systems and to market and sell the water and excess power produced by OPC integrated water/power producing systems, and

         WHEREAS, OPC and Affiliate hereby intend to establish the terms by which they will purchase, finance, assemble, construct, install, own, operate and maintain OPC integrated water/power producing systems in the Operating Territory and market and sell the water and excess power produced therefrom, and

         WHEREAS, it is contemplated that OPC will derive profits from the sale of OPC of water and power production related equipment including integrated water/power producing systems and related services and that OPC and Affiliate will each derive income from the sale of water and excess power produced by integrated water/power prodoucing systems in Operating Territory, and

         WHEREAS OPC and Affiliate have concluded this Joint Venture Agreement with the purpose of setting out the terms and conditions and the rights and commitments which arise for each of them from this Joint Venture Agreement and from the conditions specified in the Additional Documents to be drawn up between OPC and Affiliate.

THUS HAVING BEEN STATED, the following has been stipulated and agreed:

                                    SECTION I
                               GENERAL PROVISIONS

ARTICLE ONE:  Definitions

1.0 For the purposes of this Joint Venture Agreement, the words and phrases used herein shall have the following meanings:

1.1. "Joint Venture Agreement" refers to the present Joint Venture Agreement.

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1.2.1  "Party(s)"   refers   to  OPC  and/or  Affiliate  and  to  any  of  their
subsidiaries, parents and assignees.

1.2.2  "OPC" refers to OPC and its subsidiaries, parents and assignees.

1.2.3 "Affiliate: refers to Affiliate and its subsidiaries, parents and assignees.

1.3. "Venture Entity" refers to the Jointly Owned Limited Liability Entity to be established in the Operating Territory pursuant to this Joint Venture Agreement.

1.4. "Subsidiary or Parent Company or Organization" refers to:

         a) any company or organization at whose meetings a Party directly or indirectly holds more than fifty percent (50%) of the voting rights, or

         b) any person, company or organization or public body directly or indirectly, holding more than fifty percent (50%) of the voting rights at meetings of a Party, or

         c) any company or organization at whose meetings more than fifty percent (50%) of the voting rights are held directly or indirectly by one or more companies or public bodies constituting a Subsidiary or Parent to or of a Party within the spirit of paragraph a) and b) above, together or separately.

1.5. "Dollar" refers to the United States of America Dollar.

1.6. "OPC Integrated Water / Power Systems" refers to integrated water and power production systems, subsystems, components and/or attachments designed, manufactured, and/or approved for use by OPC, and the subsystems, components and attachments thereto when said subsystems, components and attachments are integrated into a distinct water and power producing system.

1.7. "OPC Trademarks" refers to any word, name, symbol, dress and/or device by which OPC's products and/or services are or can be distinguished from the products and/or services of others.

1.8. "Know-how" refers to all non-public information and/or devises known to OPC and relating in any way to the design, manufacture, integration, assembly, shipping, construction, installation, commissioning, operation and/or maintenance of water and power production systems regardless of whether such information or devise is patentable, patented, recorded or unrecorded and whether or not such information or devise has been incorporated or utilized in an OPC Integrated Water/ Power System.

1.9. "Intellectual Property" refers to the OPC Trademarks and the Know-how collectively.

1.10.  "Operating Territory" refers to *** SEE ATTACHMENT ONE***.

1.11. "Additional Documents" refers to the following documents which are to be negotiated and agreed to by OPC and Affiliate following the execution of this Joint Venture Agreement:

                  a) Operating Agreement to be attached hereto as Appendix A, and executed by the Parties and the Venture Entity for the purpose of committing the Venture Entity to the terms and conditions of this Joint Venture Agreement.

                  b) Shareholders Agreement or similar document as appropriate to the form chosen for the Venture Entity, to be attached hereto as Appendix B and executed by OPC and Affiliate for the purpose of committing the Parties in their capacities as shareholders or owners of the Venture Entity, to the terms and conditions of this Joint Venture Agreement.

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                  c)       Initial  Business  Plan  to  be  attached  hereto  as
                           Appendix C and executed by the members of the Operations Committee.

                  d) Trademark License Agreement to be attached hereto as Appendix D and executed by OPC and the Venture Entity for the purpose of establishing the terms and conditions under which the Venture Entity will be allowed to utilize the OPC Trademarks in the Operating Territory.

                  e) OPC Terms of Trade a copy of the current version of which will be attached as Exhibit 1 and executed by OPC and the Venture Entity for the purpose of establishing the terms and conditions under which OPC will sell and support and, the Venture Entity will purchase, OPC Integrated Water / Power Systems.

                  f) OPC Terms of Service a copy of the current version of which will be attached as Exhibit 2 and executed by OPC and the Venture Entity for the purpose of establishing the terms and conditions under which OPC will provide commercial and technical consulting and support services to the Venture Entity.

                  g) OPC Trademark Policy and Guidelines a copy of the current version of which will be attached as Exhibit 3 for the purpose of providing detailed instructions on the permissible uses and applications of the OPC Trademarks

1.12 "Operations" refers to all activities carried out to market, purchase, finance, assemble, construct, install, commission, own, operate and maintain water and/or power production systems and to market, sell and deliver the water and/or power.

1.13 "Studies and Information" refers to the results of experiments, observations, data collection, expert consultations and experiences relating to the operation and/or maintenance and/or performance of water or power production systems, subsystems or components and the environment in which they operate.

1.14 "Option Commencement Date": As used herein, the Option Commencement Date shall be determined as follows:

                  a) If the basis for the termination is the mutual written agreement of the parties, then the Option Commencement Date will be the date the written agreement is fully executed unless a different Option Commencement Date is agreed to therein.

                  b) If the basis for the termination is at the option of either party upon the giving of written notice, then the Option Commencement Date will be the later of (i) the date the written notice was given, or (ii) the expiration of any applicable cure period.

                  c) If the basis for termination is disputed by either Party or the Venture Entity then the Option Commence Date will be the date on which a final decision is issued by the arbitration panel confirming the claimed basis for termination unless the Parties agree in writing to the resolution of the dispute in which case the Option Commencement Date will be the date of the written resolution.

ARTICLE TWO: Purpose of the Joint Venture Agreement

2.1 Purpose: This Joint Venture Agreement is concerned with defining the conditions under which the Parties plan jointly to carry out the marketing,

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purchase,  assembly,  construction,   installation,   commissioning,  operation,
maintenance and finance of OPC Integrated Water / Power Systems in the Operating Territory and the marketing, sale and delivery of water and power produced by said systems.

2.2 Commencement: Starting from the signing of this Joint Venture Agreement, a Joint Venture (hereinafter referred to as "the Joint Venture") is set up between the Parties. This Joint Venture has no legal status and its only purpose is to carry out the terms of this Joint Venture Agreement. Neither Party shall be obligated to undertake Operations unless and until the Parties have agreed to the terms and conditions of the Operating Agreement, Shareholder Agreement, the Business Plan, Trademark License, Terms of Trade and the Terms of Service. Should the Parties fail to reach agreement as to any of the Documents listed above within sixty days of the date this Joint Venture Agreement is last executed, then either Party may declare this Joint Venture Agreement null and void without liability or compensation being paid by or to either Party. However, the confidentiality and intellectual property provisions will survive such null and void determination.

ARTICLE THREE: Ownership of Joint Venture

3.1  Ownership: Each Party shall have the following share in the Venture Entity:

                      a)      Forty-nine percent (49%) for OPC
                      b)      Fifty one percent (51%) for Affiliate

3.2 Profits: Except as may otherwise be stated in the present Joint Venture Agreement and/or the Additional Documents, the Parties will share, proportionally to their interest defined above, the profits of the Venture Entity and, if losses may be passed through to the owners for tax purposes, then also as to said losses.

3.3 Non-assessable: Except as may be otherwise provided in this Joint Venture Agreement and/or the Additional Documents, each Party's interest in the Venture Entity will be fully paid and non-assessable.

3.4. Approval Required for Transfer: Neither Party is at liberty to transfer its rights and commitments arising from this Joint Venture Agreement in part or in full without the consent of the other party except to a subsidiary company or organization as set forth in Article 1 of this Joint Venture Agreement. For purposes of this Article any change in the voting control of Affiliate and any transfer, encumbrance or hypothecation of shares of the Venture Entity shall be considered as a transfer of rights and commitments arising from this Joint Venture Agreement

3.5 Termination: If a Party requests approval from the other Party for a transfer of its rights and commitments arising from this Agreement and the other Party refuses to grant its approval, the transferring Party may either proceed under the terms of this Agreement without transferring its interests, or declare this Agreement terminated.

ARTICLE FOUR: Running of the Joint Venture.

4.1 Venture Entity: Except as provided in Section 7.1.2 Operations by the Parties in the Operating Territory are to be carried out directly or indirectly by and through the Venture Entity in faithful adherence to the Business Plans approved by the Operations Committee.

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4.2   Operations Committee

4.2.1 Constitution: The Operations Committee will be made up of two equal halves, one being the representative(s) appointed by OPC and the other being the representative(s) appointed by Affiliate. The Operations Committee will be chaired by an OPC representative appointed to said position by OPC.

4.2.2 Duties: The Operations Committee will be responsible for approving (a) the annual Business Plan of the Venture Entity prepared by the Venture Entity and submitted to the Operations Committee at least ninety (90) days prior to the commencement of each fiscal year and, (b) any amendments thereof. The annual Business Plan of the Venture Entity will identify the Operations to be undertaken by the Venture Entity during the budget year and the methods and means of undertaking those Operations and will include, but will not be limited to:

         a) the type and schedule for implementation of all works;

         b) a list of suppliers to be used by the Venture Entity;

         c) the contracts to be entered into by the Venture Entity during the year which amount to more than two hundred and fifty thousand dollars ($250,000.00) or which contain commitments which extend beyond the budget year;

         d) the itemized budget of the Venture Entity including all projected income and expenses and sources of same.

4.2.3 Access to Information: The Operations Committee shall have complete access to all information and data concerning the Venture Entity which information and data will be provided to the Operations Committee by the Venture Entity upon the request of the Chairman of the Operations Committee.

4.2.4 Decisions: Approval of the annual business plan by the Operations Committee will be taken unanimously by the representatives designated by the Parties. In the event of the Operations Committee being unable to arrive at a unanimous approval of the business plan, any deadlock shall be resolved in accordance with the provisions of Article 12 of this Joint Venture Agreement

4.2.5 Convening and Meetings: The Operations Committee shall meet at least once every quarter in any place decided in advance by mutual agreement after each representative has been notified by the Chairman with twenty (20) calender days notice; in urgent circumstances this period may be shortened by mutual agreement.

         a) Written notification shall give details of the date, time, place and agenda for the meeting; in particular, the agenda shall include a draft of all questions to be written out beforehand by the representatives. If one of the representatives issues a request in writing for a meeting, the Chairman is obliged to convene the Operations Committee within a term not exceeding twenty (20) calender days.

         b) Within twenty (20) calender days following the meeting of the Operations Committee, the Chairman shall forward to each of the representatives a detailed minutes.

         c) Each of the representative shall have twenty (20) calender days for making remarks and corrections statements, absence of a response constitutes acceptance of the minutes. After gathering the remarks of the representatives, the Chairman shall forward the final report for signature.

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         d) Attendance at Operations Committee meetings may be made by telephone or video conference facilities provided that all representatives participating can hear one another.

         e) The Chairman may require the attendance at any Operations Committee meeting of any officers, employees, consultants, contractors and/or directors of the Venture Entity as he or she may determine.

4.3 Carrying out: The Venture Entity will carry out the purchase, assembly, construction, installation, commissioning, operation, maintenance and finance of all OPC Integrated Water/Power Systems in the Operating Territory and the marketing, sale and delivery of water and excess power produced by said systems. The Venture Entity shall take all necessary actions for preserving and protecting human life, the environment, goods and properties of the Parties and the Venture Entity and shall conduct the Operations in accordance with the rules of the respective trades, all laws and regulations, the Business Plans approved by the Operations Committee, this Joint Venture Agreement and the then current Additional Documents. The Venture Entity is especially in charge of:

         a) preparing and entering into service and supply contracts with third Parties, with the priority being given to companies in the Operating Territory, and to monitor the proper performance of the works assigned to them;

         b) assuring compliance with all of its contracts and obligations;

         c) protecting the Parties from any liability arising from Operations in the Operating Territory;

         d) preparing the annual Business Plan and all budgets and attachments thereto;

         e) maintaining a skilled and dedicated workforce, and;

         f) complying with all laws, rules, regulations and similar directives properly applied to its Operations by any government, quasi-government or multi-national agency and appealing and contesting any laws, rules, regulations and similar directives which it reasonably believes are improperly applied to its Operations by any government, quasi-government or multi-national agency, and;

         g) retaining the services of a "Big 5" accountancy firm with offices in the Operating Territory and cooperating with said firm in that firm's preparation of audited annual financial reports of the Venture Entity's Operations.

4.4   Venture Entity:

4.4.1 Formation: Affiliate shall form the Jointly Owned Limited Liability Entity under the laws of the Operating Territory within thirty (30) calender days following OPC's written notification to Affiliate that OPC is capable of delivering OPC Integrated Water / Power Systems in accordance with the Terms of Trade Agreement.

4.4.2 Operations: The Jointly Owned Limited Liability Entity shall be organized and operated in accordance with the provisions of this Joint Venture Agreement

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including  those  contained  in  the  Operating   Agreement,   the  Shareholders
Agreement, the Trademark License, the approved Business Plan(s) and any other Additional Documents that pertain to its activities.

4.4.3 Financing of  Operations:   Unless  otherwise  agreed between the Parties,
expenditures arising from the Venture Entity's Operations in the Operating Territory shall be borne by the Venture Entity.

4.4.4 Royalties / Taxes and Dues: Taxes, dues and royalties and similar expenses connected to Operations shall be payed by the Venture Entity.

4.5 Appendices: The Appendices to be attached to this Agreement form an integral part of this Joint Venture Agreement.

4.6   Representation  of  the  Joint  Venture:   Each  Party  shall  secure  its
representation before any Operating Territory administrative or other public agency for matters involving its own rights and interests when such are separate from or, in conflict with the interests of the Venture Entity. Otherwise, the Venture Entity shall represent the Joint Venture in all Operating Territory administrative or other public agency matters.

4.7 International Standards Organization (ISO): Within ninety (90) calender days following its formation the Venture Entity shall commence reasonable and diligent efforts to obtain certification, by an accredited certification body in the Operating Territory, that its Operations conform with current ISO 9001, 9002, 9003 and 14001 standards. The Venture Entity shall continue its reasonable and diligent ISO 9000 and 14000 certification efforts until said certifications are obtained and thereafter shall undertake all necessary actions to ensure that its ISO 9000 and 14000 certifications remain valid and current.

                                   SECTION II
                        SPECIAL CONDITIONS FOR OPERATIONS

ARTICLE FIVE: OPC Integrated Water /Power Systems: Except as provided in Section
7.1.2 below, all Operations, in the Operating Territory, by the Parties and the Venture Entity will be undertaken exclusively through the Venture Entity's purchase from OPC of OPC Integrated Water/ Power Systems and the Venture Entity's ownership and operation of said OPC Integrated Water/Power Systems and the sale of water and excess power produced therefrom.

ARTICLE SIX:  Operations Finance:  Except for Operations  undertaken pursuant to
Section 7.1.2 below and, except as the Parties may otherwise agree, all Operations in the Operating Territory shall be financed by and shall be maintained on the books of the Venture Entity.

ARTICLE SEVEN: Exclusivity:

7.1   Operating Territory:

7.1.1 Operations: Neither Party nor the Venture Entity shall undertake, either itself or with others, directly or indirectly, any Operations in the Operating Territory except in accordance with the terms and conditions of the this Joint Venture Agreement and the Additional Documents.

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7.1.2 Independent  Sales:  Notwithstanding  Section 7.1.1 above, OPC may, but is not obligated to, own, operate, or sell water or power related equipment other than OPC Integrated Water/Power Systems within the Operating Territory. Such ownership, operation or sales may be undertaken directly by OPC or through others, which others may include Affiliate and/or the Venture Entity as OPC shall determine.

7.1.3 Supplemental Marketing and Finance: Notwithstanding Section 7.1.1 above, Affiliate may, but is not obligated, to market and/or finance water and/or power supply contracts in the Operating Territory to be fulfilled by the Venture Entity. Affiliate is authorized to undertake such marketing and finance activities prior to the establishment of the Venture Entity in accordance to the terms and conditions of this Joint Venture Agreement. Once the Venture Entity has been established, if the Affiliate determines to continue such marketing and/or finance activities it shall enter into a representation agreement with the Venture Entity which agreement shall:

         a. establish the capacity of Affiliate as an independent sales and/or finance representative of the Venture Entity,

         b. preclude Affiliate from marketing and/or financing water and/or power supply contracts to be fulfilled by persons or firms other than the Venture Entity,

         c. require Affiliate to actin strict adherence to the terms and conditions of the Trademark License and Trademark Guidelines, and

         d. prevent Affiliate from entering into any contract or agreements on behalf of the Venture Entity.

7.2 Extra-Territorial Operations: Neither Affiliate nor the Venture Entity shall undertake any Operations either themselves or with others, directly or indirectly outside the Operating Territory.

7.3 Remedies: In addition to any other remedies in law or in equity which may otherwise attach, the Parties agree that any violation or threatened violation of any of the provisions of this Section II may be enjoined and prevented by any legal means.

7.4 Sub-Ventures: The Venture Entity may itself enter into joint ventures for the purchase, assembly, construction, installation, commissioning, operation, maintenance and finance of OPC Integrated Water/Power Systems in the Operating Territory and the marketing, sale and delivery of water and excess power produced by said systems. Any such sub-venture shall be organized and operated in accordance with the terms and conditions of this Joint Venture Agreement and the Additional Documents and must be approved by both Affiliate and OPC.


                                   SECTION III
            PROVISIONS RELATING SPECIFICALLY TO INTELLECTUAL PROPERTY

ARTICLE EIGHT: Ownership

8.1.  Know-how:

8.1.1 Ownership: All Know-how is and will remain the sole and exclusive property of OPC.

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8.1.2 Disclosure and Use: OPC shall disclose to Affiliate and the Venture Entity such Know-how as is reasonably necessary to allow the Venture Entity to utilize OPC Integrated Water/Power Systems in the Operating Territory and Affiliate and the Venture Entity will be allowed to use said disclosed Know-how for the purpose of fulfilling their obligations in accordance with this Joint Venture Agreement and the Additional Documents and for no other purpose.

8.1.3 Grant Back Rights: All rights to improvements, advances and derivative technologies and/or processes created or discovered by or through Affiliate and/or the Venture Entity relating to any Know-how will be and are hereby unconditionally and irrevocably granted back to OPC.

8.1.4 Grant  Forward:    Any right to use and to have know-how  disclosed  under
Section 8.1.2 above will include the right to use and have disclosed any improvements, advances, and derivative technologies and processes of said Know-how including such as are obtained by OPC through its Grant Back rights.

8.2   Trademarks:

8.2.1 Ownership:   All  Trademarks  are and will  remain the sole and  exclusive property of OPC.

8.2.2 Use: The Venture Entity will prominently display the Trademarks in all correspondence, marketing materials and equipment in accordance with the then current OPC Trademark Policy and Guidelines.

8.3   Studies and Information:

8.3.1 Ownership:   All rights to and in all  Studies and  Information  collected during Operations carried out in the scope of this Joint Venture Agreement will be the property of OPC.

8.3.2 Access and Use: Each Party and the Venture Entity shall have access to all Studies and Information collected by either of the Parties or by the Venture Entity within the framework of Operations relating to this Joint Venture Agreement and Affiliate and the Venture Entity will be allowed to use said Studies and Information a necessary to fulfill their obligations in accordance with this Joint Venture Agreement and the Additional Documents and for no other purpose.

8.4   Confidentiality

8.4.1 Protection and Non-disclosure: Affiliate and the Venture Entity and each of their officers, directors, shareholders, employees, contractors and consultants, and Subsidiary and Parent Companies and Organizations and their officers, directors, shareholders, employees, contractors and consultants will and do hereby undertake and agree to keep all Know-how and Studies and Information strictly confidential, to disclose same to no one without OPC's prior written consent, to utilize said information only for the purpose of performing their obligations in accordance with this Joint Venture Agreement and the Additional Documents, and to return any document or other form of recording and all objects which contain any Studies, Information or Know-how to OPC upon request. Affiliate and the Venture Entity with take all actions which are reasonable and necessary to ensure that the officers, directors, shareholders, employees, contractors, and consultants mentioned above are aware of and are acting in compliance with this Confidentiality provision.

8.4.2 Disclosure  of Studies and  Information.   Nothing in Section  8.4.1 above
shall be construed as preventing  Studies or  Information  from being  disclosed

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pursuant to proper legal  compulsion to government  authorities in the Operating
Territory or to any third Party entitled by law to obtain such Studies or Information.

8.5. Intellectual Property Acknowledgment and Challenge: Affiliate hereby acknowledges OPC's ownership of the Know-how, Trademarks, Studies and Information and agrees that any act by Affiliate or the Venture Entity whether alone or through others and whether directly or indirectly which challenges or contests OPC's ownership of any Know-how, Study, Information and/or Trademark will be considered sufficient grounds to terminate this Joint Venture Agreement and all Operations associated with this Joint Venture.

8.6 Remedies: In addition to any other remedies in law or in equity which may otherwise attach, the Parties agree that any violation or threatened violation of any of the provisions of this Article Eight may be enjoined and prevented by any legal means.

8.7 Warranty of Rights: To the best knowledge of OPC, there are neither pending nor threatened, any actions, suits, proceedings or claims or, to the best knowledge of OPC, any basis therefor, with respect to the use of the OPC Integrated Water/Power Systems, OPC Trademarks or Know-how or the manufacture or sale of any product using or incorporating the OPC Integrated Water/Power Systems, Trademarks or Know-how, and no such use of the OPC Integrated Water/Power Systems, Trademarks or Know-how will infringe or otherwise violate the rights of any third party, whether such rights are in the nature of patent, copyright, trademark or other intellectual or industrial property rights.


                                    SECTION V
                            MISCELLANEOUS PROVISIONS

ARTICLE NINE: Responsibility and Insurance

9.1 Personnel: Except in the case of gross negligence, each Party shall bear the costs of any personal injuries occurring in the performance of duties laid down by this Joint Venture Agreement to personnel directly employed by them, whatever Party is to blame for the injury. Consequently, neither of the Parties shall have any remedy at law against the other for personal injury caused to personnel, without prejudice to the rights of those injured or their beneficiaries.

9.2 Waiver of Right of Recourse: The Parties waive all recourse against the other with respect to any act or omission causing personal injury to the others employees and will undertake to obtain a similar waiver of recourse from their own insurers.

ARTICLE TEN: Force Majeure:

10.1 Non-Liability: In the performance of its duties, neither of the Parties is responsible for loss or damage arising from any delay or failure resulting from a Force Majeure.

10.2 Definition of Force Majeure: The term "Force Majeure refers to any happening beyond the control of the affected party and preventing it from fulfilling in part or in full commitments including:

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

         a)  wars,

         b)  riots or civil  disturbances,

         c)  earthquakes, floods, lightning or other natural  disasters,

         d)  impossibility to use railways, ports, airports,  roads,

         e)  strikes and lockouts,

         f)  acts of God

10.3 Government Interference: Cases of Force Majeure include, but are not limited to, delays resulting from application of Operating Territory legislation or the acts of the Operating Territory government and its agencies. Such delays shall entail no compensation for either Party.

ARTICLE ELEVEN: Termination

11.1 Grounds for Termination: This Joint Venture Agreement may be terminated as follows:

                  a)       By the mutual written agreement of the Parties

                  b) At the option of either Party upon written notice to the Venture Entity and the other Party in the event that:

                           (i) the Venture Entity is declared by an agency of competent jurisdiction to be unqualified or disqualified from undertaking one or more of its necessary functions;

                           (ii) the Venture Entity has operated without an approved Business Plan for a period in excess of ninety (90) days;

                           (iii) the Venture Entity has failed to pay a dividend for three (3) consecutive years;

                           (iv) the Venture Entity's gross revenues have increased at a rate of less than twenty-five percent (25%) in each of three (3) consecutive years;

                           (v) the Venture Entity remains in default on any of its water or power production obligations for a period in excess of one hundred and twenty (120) days, unless such default is caused by the failure of either Party to comply with its obligations under this Joint Venture Agreement or the Additional
                                    Documents,  in  which  case  the  defaulting
                                    Party shall not have the option to terminate this Joint Venture Agreement;

                           (vi) the Venture Entity remains in default on any of its financial obligations for a period in excess of one hundred and twenty (120) days.

                           (vii) the Venture Entity has caused or allowed a material breach of the Operating Agreement and failed to rectify the default within ninety (90) days of being notified of the breach.

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

                  c) At the option of the non-defaulting party upon the occurrence of a breach of a material obligation by the other Party which the defaulting Party does not rectify within a period of ninety (90) days from the date of receiving formal notice from the non-breach Party of its intention to terminate.

                  d) Any other grounds for termination provided for in this Joint Venture Agreement, the Operating Agreement, the Shareholders Agreement, or the Additional Documents.


11.2 Continued Operation Option: In the event this Joint Venture Agreement is terminated, OPC shall have the option to continue Operations in the Operating Territory with compensation being paid to Affiliate in accordance with the terms of Section 11.3. OPC must notify Affiliate in writing within thirty (30) days of the Option Commencement Date of its intention to exercise this option. Following said thirty day period the option shall terminate.

11.3 Compensation: In the event OPC elects to continue Operations in the Operating Territory as provided for in Section 11.2 above, it shall purchase from Affiliate all of Affiliate's rights, titles and interests in the Operations in the Operating Territory by purchasing all of Affiliate's shares in the Venture Entity. The value of Affiliate's shares in the Venture Entity shall be the greater of the values produced through application of the following valuation methods, subject to receipt of a fairness opinion letter, if required. Should OPC exercise this Continued Operation Option, then all of OPC's Operations within the Operating Territory must be undertaken by and through the Venture Entity during the effective period of the Look Back Capitalization of Earnings valuation described in Section 11.3.3 below.

11.3.1 Book value with account adjustments: The book value as of the close of business on the last day of the calendar month preceding the date of the event providing the grounds for the termination. The book value shall be determined from the Venture Entity's books and records as of that date by the independent certified public accountants regularly engaged by the Venture Entity on that date. That determination shall be made in accordance with generally accepted accounting principles applied on a basis consistent with those previously applied by the Venture Entity, but observing the following principles:

                  a) There shall be subtracted any value attributable to goodwill, patents, copyrights, and similar intangible items to the extent so included in book value under the formula, unless such items were purchased by the Venture Entity and had previously been entered in its books in the regular course of business and with the authorization of its Board of Directors.

                  b) All accounts payable shall be taken at face amount less normal discount, and all accounts receivable shall be taken at face amount less normal discount and a reasonable reserve for bad debts.

                  c) All real property, machinery, furniture, fixtures and equipment shall be taken at the valuation appearing on the Venture Entity's books and records, without adjustment for depreciation taken on them. Any amounts shown on the Venture Entity's books and records for leases to which it is a party shall be excluded.

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

                  d)       Inventory and supplies shall be computed at cost,

                  e)       All  accrued  and   properly   accruable   taxes  and
                           assessments shall be deducted as liabilities

                  f) There shall be subtracted the adjusted cost basis as shown on the Venture Entity's books of any securities owned by it, and there shall be added a sum equal to the "value of such securities as of the valuation date. For this purpose, the value of any such securities shall be deemed to be (1) the fair market value, if they are traded on any stock market, over-the-counter market or similar market or if they are readily liquidatable money market instruments,
                           (2) the value as calculated under any bylaw provision or agreement to which the Venture Entity is a party that establishes a valuation method with respect to said securities, or (3) there book value as computed under this provision from financial statements obtained from the issuer but if no current or sufficient financial information can be obtained from the issuer then, the cost basis for the securities shall be used.

                  g) The Venture Entity's "book value" shall mean the difference between its total assets and total liabilities as herein determined. The book value per share shall be determined by dividing the book value of the Venture Entity by the number of shares outstanding on the valuation date.

11.3.2 Weighted Capitalization of Earnings: The price per share calculated as seven (7) times the quotient determined by dividing by fifteen the sum of the following products and dividing the result by the number of outstanding shares as of the date of the event giving rise to the termination: five times the net profit or loss of the most recent fiscal year before the termination under this Agreement; four times the net profit or loss of the second most recent fiscal year; three times the net profit or loss of the third most recent fiscal year; twice the net profit or loss of the fourth most recent fiscal year; and the net profit or loss of the fifth most recent fiscal year. If the valuation is made prior to the end of the fifth fiscal year of Operations, then the earnings or losses for each year shall be multiplied according to the above calculations through the first fiscal year with the resulting sum being divided by the total of the multipliers used. The net profit or loss for any fiscal year shall be as disclosed on the Venture Entity's statement of profit and loss for that year except that:

                  a) Capital gains or losses shall be computed at 100 percent;

                  b) No adjustment shall be made for loss carry-backs or carry-overs.

11.3.3 Return on Investment. The price per share calculated as Affiliate's basis in the share increased at the rate of ten percent (10%) per year from the date of purchase to the date of the event giving rise to termination.

11.3.4 Look Back Capitalization of Earnings: For three years following the event causing the termination, the price per share shall be recalculated at the close of each financial quarter. The price per share shall be recalculated as an amount equal to five and one half (5.5) times the aggregate of the corporation's net losses and profits during that quarter divided by the number of shares outstanding as of the last day of the quarter and appropriately adjusted to account for any intervening stock split or reverse split. At the close of the twelfth financial quarter the average price per share for the twelve quarters shall be determined and this average shall be used as the Look Back value of the

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

shares. Any additional compensation owed to the Seller as a result of this look back calculation shall be paid to the Seller in accordance with the payment provisions herein. The net profit or net loss for any fiscal year shall be as disclosed on the statement of profit and loss of the Venture Entity for that year except that:

                  a) Capital gains or losses shall be computed at 100 percent;

                  b) No adjustment shall be made for loss carry-backs or carry-overs.

11.4 Buy/Sell Offer Option: In the event OPC fails to notify Affiliate of its intention to exercise its Option under Section 11.2 above within thirty (30) calender days following the Option Commencement Date, then Affiliate shall have the option to set a single price per share at which it is willing to either buy all of OPC's shares or sell all of its shares in the Venture Entity. Affiliate shall notify OPC of its intention to present a Buy/Sell Offer within twenty (20) calender days after the lapse of OPC's option rights. Affiliates option to present a Buy/Sell offer to OPC will terminate at the end of the twenty (20) calender day option period.

11.4.1 License,  Terms of Trade and Terms of Service Agreements:  Within fifteen
(15) calender days after being notified by Affiliate of its intention to make a buy/sell offer, OPC shall present Affiliate with the agreements listed below.

                  a) License Agreement setting forth the terms and conditions under which Affiliate will be allowed to utilize the Know-how, Studies and Information in conducting Operations in the Operating Territory which terms and conditions will be consistent with the intellectual property provisions of this Joint Venture Agreement but including a reasonable ongoing royalty to OPC.

                  b) Terms of Trade Agreement setting forth the terms and conditions under which Affiliate will be allowed to purchase OPC Integrated Water / Power Systems and Spares for use within the Operating Territory which Terms of Trade shall be consistent with the then existing OPC terms of Trade.

                  c) Terms of Service Agreement setting forth the terms and conditions under which OPC will provide services to Affiliate which terms and conditions will be consistent with the then existing OPC Terms of Service.

11.4.2 Presentation and Acceptance of the Buy/Sell Offer: Within fifteen (15) calender days of receipt of the License Agreement, Terms of Trade Agreement and Terms of Service Agreement, Affiliate will present OPC with a written Buy/Sell offer. OPC will have fifteen (15) calender days to notify Affiliate in writing of its acceptance of the offer and its intention to purchase Affiliates shares at the price per share provided for in the Buy/Sell offer. If the fifteen (15) calender day acceptance period expires without an acceptance being received Affiliate then, Affiliate shall be the Purchaser and OPC the Seller.

11.4.3 Closing: Within fifteen (15) calender days of acceptance or lapse of the acceptance period, whichever occurs last, the Seller shall deposit with the Venture Entity's accountants all of its Venture Entity share certificates endorsed in favor of the Purchaser and Purchaser shall deposit with the Venture Entity's accountants the funds or funds and promissory note as the case maybe in accordance with the payment provisions in Section 11.5 below. Once the share certificates and payment documents have been deposited, the accountants shall deliver the funds, notes and certificates to the Seller and Purchaser as

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

appropriate.  Both  Seller  and  Purchaser  shall  defend  and hold the  Venture
Entity's accountants harmless from any liability arising from its acts in accordance with this Section 11.4 and shall share equally in paying the accountant's fees in performing these tasks.

11.5 Payment: At the option of the purchasing Party, the purchased shares may be paid for in either of the following two fashions

11.5.1 Cash: By wire transfer of immediately available funds or a certified, cashier's or other check acceptable to the selling Party for the full amount of the compensation less a ten percent (10 %) discount.

11.5.2 Instalments: By payment of twenty-five percent (25%) of the compensation amount in cash as described above with the remaining amount payable in twelve
(12) equal quarterly payments with interest on the unpaid principal at LIBOR plus 1% adjusted quarterly. Said remainder will be evidenced by a Promissory
Note in standard form without pre-payment penalty. The promissory note shall be secured by the shares being sold.

11.6 Cooperation: The Parties agree to cooperate fully with each other during the termination, valuation, payment and transition process, to execute such documents as are reasonably necessary for the consummation of all necessary transactions and to take no action that would devalue the Venture Entity , compromise it operations or negatively impact its future prospects.

11.7 Non-Competition: In the event of termination, the selling Party shall not, directly or indirectly, carry on or engage in, as an owner, manager, operator, employee, salesman, agent, consultant, or other participant, any Operations or any similar activities in the Operating Territory, for as long as the purchasing Party, or any person deriving title to the goodwill of the Venture Entity, carries on Operations in the Operating Territory. This restriction will terminate five years from the date of the first payment by the purchasing Party to the selling Party in accordance with the either payment provision .

11.8 Dissolution and Winding-Up: In the event that this Joint Venture Agreement is terminated and neither Party purchases the Venture Entity's shares owned by the other Party, then the Venture Entity shall be dissolved and its affairs wound-up as follows:

11.8.1 Procedures During Dissolution. On commencement of dissolution proceedings the Venture Entity will cease to carry on business except as necessary to wind up its business and distribute its assets. The Chief Executive Officer, the President, or any Party appointed by the President, will perform the following acts, as necessary, to wind up the affairs of the Venture Entity:

                  a) Employ agents and attorneys to liquidate and wind up the affairs of the Venture Entity;

                  b) Continue the business as necessary for the winding up of the affairs of the Venture Entity;

                  c) Carry out contracts and collect, pay, compromise, and settle debts and claims for or against the Venture Entity;

                  d)       Defend suits brought against the Venture Entity;

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

                  e) Sue, in the name of the Venture Entity for all sums due to the Venture Entity or recover any of its property;

                  f) Collect any amounts owing on subscriptions to shares or recover unlawful distributions;

                  g) Sell at public or private sale, exchange, convey, or otherwise dispose of all or any part of the assets of the Venture Entity for cash in an amount considered reasonable by the President, or his or her appointee(s); and

                  h) Make contracts and take any steps in the name of the Venture Entity that are necessary or convenient in order to wind up the affairs of the Venture Entity.

11.8.2 Distribution of Assets on Winding-up. The President, or the President's appointee(s), will apply the assets of the Venture Entity in the order as established below. For the purposes of this paragraph, assets distributed in kind will be valued at their fair market value as of the date of the proposed distribution, determined in good faith by the President or the President's appointee(s).

                  a) To all debts and liabilities of the Venture Entity in accordance with the law, including the expenses of dissolution and liquidation, but excluding any debts to a Shareholder;

                  b) To all senior debts to a Shareholder in accordance with the terms of any subordination agreement;

                  c) To the accrued and unpaid interest on unsubordinated debts to a Shareholder;

                  d)       To  the  principal  of  unsubordinated   debts  to  a
                           Shareholder;

                  e)       To undistributed net profits of the Venture Entity

                  f) To repayment of the purchase price of the shares of the Venture Entity actually paid by each Shareholder; and finally,

                  g) To the Shareholders in proportion to the number of shares of the Venture Entity held by each.


11.9 Survival: All provisions in this Joint Venture Agreement and the Additional Documents relating to the confidential nature and limited use of Know-how, Trademarks, Studies and Information, all non-competition provisions and all provisions which by their nature are intended to operate after termination, shall survive the Termination.

ARTICLE TWELVE: Settlement of Operating Committee Deadlock

12.1 Expertise: Should the Operating Committee be unable to obtain unanimous approval of the Venture Entity's annual business plan at the request of either Party, the proposed business plan shall be submitted for decision to an expert appointed by mutual agreement. Failing agreement on such an appointment within five calender days (5) following the request from either of the Parties to consult expert advice, the more diligent of the two Parties may have recourse to the International Centre for Expertise of the International Chamber of Commerce in accordance with the rules on technical expertise made by the latter. Unless by agreement between the Parties, the expert appointed by the Centre should be able to speak English and shall be from a nationality different from the Parties. The Parties undertake to accept the decision of the expert. Costs of the expertise shall be borne equally by the Parties to the dispute.

ARTICLE THIRTEEN: Arbitration

13.1 Arbitration: Except with respect to specific issues as described in Sections 13.2 and 13.3 below, all disputes between OPC, the Venture Entity and/or Affiliate which can not be resolved first by good faith negotiation and then by ICC conciliation procedures, will be resolved by a single ICC arbitrator in accordance with the then current ICC arbitration rules and facilities. No arbitrator will be of the same nationality as the contestants and the arbitration proceedings will be conducted in the English language and held in London unless a different venue is agreed to by the Parties.

13.2 Disputes Concerning Sums and Quantities (Baseball Arbitration): All disputes within the Venture Entity and/or between OPC, the Venture Entity and/or Affiliate concerning sums or quantities which are not resolved first by good faith negotiation and then through ICC conciliation proceedings will be submitted to a single ICC arbitrator. Each party shall submit to the arbitrator and exchange with each other in advance of the hearing their last, best offers. The arbitrator shall be limited to awarding only one or the other of the figures submitted If the dispute concerns contract interpretation and/or other issues as well as sums and/or quantities, the arbitration should be bifurcated with the arbitrator first arbitrating and rendering his or her decision with respect to the non-sums/quantities issues in accordance with standard ICC rules and, after allowing the Parties a reasonable opportunity to submit to the arbitrator and exchange with each other their last, best offers, the arbitrator shall award only one or the other of the figures submitted.

13.3 License, Operations and Affiliate Termination: Disputes in which any Party claims a right to terminate a License, the Venture Entity , Venture Entity Operations, or this Joint Venture Agreement which cannot be resolved first through good faith negotiation and then through ICC conciliation proceedings will be submitted to a three member ICC arbitration panel. Sums or quantities issues resulting from such terminations will be excluded from the baseball arbitration requirement of Section 13.2 above. Arbitration decisions concerning such terminations shall be appealable to a second panel, constituted in accordance with the ICC rules which appeal panel shall have the power to adopted the initial decision, modify the initial decision, or substitute its own decision but such modification or substitution shall only be allowed in order to correct clear errors of law or clear and convincing errors of fact. The appeal panel shall have the authority to order such interim relief during the pendency of the appeal as it deems just and proper. The award of the appeal tribunal shall be final and binding, and judgment may be entered by any court having jurisdiction thereof.

13.4 Remedies: The Parties waive any right to claim or receive an award of punitive or exemplary damages by way of arbitration or other legal proceeding against each other or the Venture Entity. The Secretariat of the International Court of Arbitration of the ICC, the arbitrator and/or the chairman of the arbitration panel shall be empowered to order emergency interim relief by way of injunction or similar equitable relief which emergency interim relief may be ordered whenever appropriate including before or during any conciliation process.

13.5 Reasoned Decisions and Enforceability: All decisions in every arbitration will be reasoned. All arbitration decisions are final, non-appealable (except as set forth in Section 13.3). The Parties agree to take whatever actions are ordered by an Arbitration Decision, to refrain from such actions as are precluded by an Arbitration Decision and to allow judgement to be entered in accordance with any Arbitration Decision in any Court of competent jurisdiction.

13.6 Attorney's fees and costs: Should any litigation or arbitration be commenced between the parties to this Agreement concerning this Agreement, or the rights and duties of the parties in relation to this Agreement, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees and costs in connection with such litigation or arbitration, which sum shall be determined by the trier of fact in such litigation or arbitration.

ARTICLE FOURTEEN: Amendment of Joint Venture Agreement

14.1 Written Amendments: Provisions in this Joint Venture Agreement may only be amended by an additional clause drawn up between the Parties.

14.2   Periodic  Review and  Modification:  Not less than once every  thirty-six
(36) months the Operations Committee shall meet for the purpose of discussing the terms and conditions of this Joint Venture Agreement and the Additional Documents to ascertain their continued effectiveness and fairness. To the extent that any such term or condition or combination thereof is determined to have become ineffective or unfair the Parties agree to negotiate diligently and in good faith to reach agreement on amendments or modifications to this Joint Venture Agreement and/or the Additional Documents as are deemed necessary to overcome any ineffectiveness or unfairness that has developed.

ARTICLE FIFTEEN:  Duration of Joint Venture Agreement

15.1 Duration: This Joint Venture Agreement and any amendments or replacements of it shall be valid as long as the Parties jointly conduct Operations through the Venture Entity or otherwise and until all accounts between the Parties are still to be finally settled.

ARTICLE SIXTEEN: Notification

16.1 For the purposes of this Joint Operating Agreement, any notice may be given by messenger, in writing (express air mail, post paid) or by facsimile from one Party to the other and received at the following addresses:

Ocean Power Corporation:                                      Affiliate
5000 Robert J. Mathews Parkway
El Dorado Hills, CA (USA)  95672
Tel:     916-933-8100
Fax:     916-933-8177

16.2 If any Party changes its address,it shall notify the other by registered letter with acknowledgment of receipt.

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ARTICLE SEVENTEEN:  Severability

17.1 Should any portion or provision of this Agreement be declared invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Agreement as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and shall not affect the remainder of this Agreement unless, enforcement of the Agreement without the affected provision would deny either Party a fundamental benefit of the Agreement in which case the Agreement will be amended to remedy such lose.

ARTICLE EIGHTEEN:  Waiver

18.1 No waiver of any obligation of either party hereto under this Agreement shall be effective unless in writing, specifying such waiver, and executed by the other party. A waiver by either party hereto of any of its rights or remedies under this Agreement on any occasion shall not be a bar to the exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

ARTICLE NINETEEN: Interpretation

19.1 Headings and Titles: The designation of a title, or a caption or a heading, for each section of this Agreement is for the purpose of convenience only and shall not be used to limit or construe the contents of this Agreement.

19.2 Presumptions:   Because both parties hereto have  participated  in drafting this Agreement, there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

19.3 Counterparts:   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

19.4 Complete Agreement: This Agreement and the Additional Documents constitute the complete understanding of the Parties regarding the subject matter hereof and supersede all prior or contemporaneous agreements of the parties, whether written or oral.

ARTICLE TWENTY: Warranty of Authority:

20.1 Each Party warrants that it has the power to enter into and perform this Agreement; and this Agreement's execution has been duly authorized by all necessary corporate action.

Ocean Power Corporation
Date:  2/23/01
By: /s/ Joseph Maceda
---------------------
        Joseph Maceda, President

Caribbean Water & Power, Inc.
Date:    Oct.5, 2000
By: /s/ G. Brian Longpre
------------------------
        G. Brian Longpre, Pres.

ATTACHMENT 1 TO THE JOINT VENTURE AGREEMENT BETWEEN OPC AND CARIBBEAN WATER AND POWER


                                 ATTACHMENT ONE
                     To the Joint Venture Agreement between
              Ocean Power Corporation and Caribbean Water & Power

"Operating Territory" refers to the following countries:

a.   Antigua and Barbuda                    o.    Anguilla
b.   The Bahamas                            p.    British Virgin Islands
c.   Barbados                               q.    Turks and Caicos Islands
d.   Belize                                 r.    Puerto Rico
e.   Dominica                               s.    U.S. Virgin Islands
f.   Grenada                                t.    Dominican Republic
g.   Jamaica                                u.    Haiti
b.   Montserrat                             V.    Cuba
i.   St. Kitts and Nevis                    W.    Martinique
j.   St. Lucia                              x.    Grand Cayman
k.   St. Vincent and the Grenadines         y.    St. Barts
1.   Suriname                               z.    Bermuda
m.   Trinidad                               aa.   Aruba & Curaca
n.   Tobago                                 bb.   Guyana



Ocean Power Corporation                     Caribbean Water & Power, Inc.

Date: 2/23/01                               Date: Oct. 5, 2000

By: /s/ JP Maceda                           By: G. Brian Longpre
-----------------                           --------------------
        JP Maceda, President                    G. Brian Longpre, President
--------------------------------------------------------------------------------
        Print or type name and title            Print of type name and title

Attachment One
Joint Venture Agreement
Ocean Power Corporation
Caribbean Water & Power